Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Deluxe Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate (4)	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $1.00 par value	Rule 456(b) and Rule 457(r)(4)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(4)
	Debt	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r)(4)
	Other	Warrants(2)	Rule 456(b) and Rule 457(r)(4)
	Other	Units(3)	Rule 456(b) and Rule 457(r)(4)
	Other	Rights(5)	Rule 456(b) and Rule 457(r)(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fees Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price and number of shares or amount of securities of each identified class is being registered as may, from time to time, be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	The warrants covered by this registration statement may be warrants to purchase common stock or debt securities.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereby, which may or may not be separable.

(4)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Deluxe Corporation is deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.

(5)	The rights covered by this registration statement may be rights of shareholders to purchase common stock or debt securities.